                              For Additional Information,
                              Contact Robert O. Bratton, Chief Financial Officer
                              (704) 721-4473
                                       or
                              David E. Keul, Controller
                              (704) 721-4482


FOR IMMEDIATE RELEASE
---------------------
January 13, 1999


                  FIRST CHARTER CORPORATION ANNOUNCES INCREASED
                  ANNUAL AND FOURTH QUARTER RECURRING EARNINGS

Concord, North Carolina -- First Charter Corporation (NASDAQ: FCTR) reported today that recurring 1998 earnings totaled $23.0 million, or $1.24 per diluted share, up 22.4% from recurring 1997 earnings of $18.8 million, or $1.00 per diluted share. These results cover the combined operations of First Charter and HFNC Financial Corp. (HFNC), which merged into First Charter effective September
30. HFNC was the holding company for Charlotte-based Home Federal Savings and Loan Association. These results exclude the nonrecurring merger costs, which were partially offset by nonrecurring securities gains recorded by HFNC and amounted to net after-tax charges of $13.8 million, or $0.74 per diluted share, in 1998. The 1997 results exclude costs related to First Charter's merger with Carolina State Bank. These amounts also were offset by nonrecurring securities gains recorded by HFNC, and amounted to a net after-tax gain of $384,000, or $0.03 per diluted share. Each acquisition was accounted for as a pooling of interests; accordingly, all prior periods' financial data have been restated to combine the operations of both merged companies with those of First Charter Corporation.

Total assets at December 31, 1998 amounted to $1.9 billion, up 11.5% from $1.7 billion at December 31, 1997. Net loans increased 12.9% during the year to $1.4 billion, while total deposits increased 6.0% to $1.1 billion from December 31, 1997. First Charter's 1998 results, excluding the nonrecurring charges and gains, produced a return on average assets of 1.29% and a return on average equity of 9.17%, compared to prior year ratios of 1.18% and 7.32%, respectively. Including the nonrecurring items, the return on average assets and average equity for 1998 amounted to 0.52% and 3.68%, respectively, compared to 1.21% and 7.47%, respectively, in 1997.

President and Chief Executive Officer Lawrence M. Kimbrough noted that "First Charter is located in one of the most dynamic markets in the country, encompassing the greater Charlotte metropolitan area. We have invested aggressively in the technology and personnel needed to provide exceptional service to our business and individual customers. Our goal in 1999 will be to focus attention on why First Charter is both different from and better than the competition. We want everyone to know that we can meet all of their financial needs and that we offer fast, flexible service in an intimate, customer-oriented atmosphere".

During the fourth quarter of 1998, First Charter earned $5.9 million, compared to recurring earnings of $4.7 million in 1997, an increase of 24.4%. Income per diluted share during the period was $0.32, compared to $0.25 in 1997. The results for the fourth quarter of 1997 exclude net nonrecurring charges of $1.7 million, or $0.09 per diluted share, primarily related to the Carolina State Bank merger. There were no nonrecurring gains or charges in the fourth quarter of 1998.

Total shareholders' equity was $246.0 million at December 31, 1998, which represents a book value per share of $13.34 and an equity-to-assets ratio of 13.2%. Based on the $17.25 closing price of First Charter Corporation common stock at December 31, 1998, the Corporation had a market capitalization of $318.1 million.

First Charter Corporation is a multi-bank holding company whose principal assets are First Charter National Bank and Home Federal Savings and Loan Association. Through these subsidiaries, First Charter operates 32 branch offices throughout the greater Charlotte metropolitan region. First Charter offers a full range of retail and commercial banking services, comprehensive financial planning, discount brokerage services, mortgage loans, personal and commercial insurance products and the administration of a full array of employee benefit programs. The common stock of First Charter Corporation is traded on the NASDAQ National Market under the symbol "FCTR". For information, contact: Dean Witter Reynolds, Inc., Interstate/Johnson Lane Corporation, Legg Mason Wood Walker Inc., Trident Securities, Sandler O'Neill & Partners, or Wheat, First Securities, Inc.

This news release contains forward-looking statements. Such statements are subject to certain factors which may cause the company's results to vary from those expected, including the risks set forth from time to time in the company's filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's judgment only as of the date hereof. The company undertakes no obligation to publicly revise these forward-looking statements to reflect events and circumstances that arise after the date hereof.

                  (See selected financial information attached)

--------------------------------------------------------------------------------
First Charter Corporation and Subsidiaries
--------------------------------------------------------------------------------

Consolidated Balance Sheets
(UNAUDITED)

                                                      December 31,    December 31,
(Dollars in thousands)                                    1998             1997
                                                       ----------      ----------
ASSETS:
Cash and due from banks .........................      $   41,884      $   35,392
Interest bearing bank deposits ..................          11,713          15,143
Federal funds sold ..............................           6,402           8,195
Securities available for sale ...................         331,799         315,565
Loans, net ......................................       1,406,967       1,246,228
Other assets ....................................          65,592          52,118
                                                       ----------      ----------
       Total assets .............................      $1,864,357      $1,672,641
                                                       ==========      ==========

LIABILITIES AND SHAREHOLDERS' EQUITY:
Total deposits ..................................      $1,123,035      $1,059,262
Other borrowings ................................         469,944         350,079
Other liabilities ...............................          25,406          19,391
                                                       ----------      ----------
       Total liabilities ........................       1,618,385       1,428,732
       Total shareholders' equity ...............         245,972         243,909
                                                       ----------      ----------
       Total liabilities and shareholders' equity      $1,864,357      $1,672,641
                                                       ==========      ==========


Consolidated Statements of Income
(UNAUDITED)

                                                For the Three Months Ended               For the Year Ended
                                              -----------------------------       -------------------------------
                                              December 31,     December 31,       December 31,       December 31,
(Dollars in thousands, except per share data)     1998            1997                1998               1997
                                              ------------     ------------       ------------       ------------
Total interest income ..................      $    34,606      $     31,844       $    136,509       $   123,130
Total interest expense .................           18,013            16,248             70,623            62,827
                                              -----------      ------------       ------------       -----------
   Net interest income .................           16,593            15,596             65,886            60,303
Provision for loan losses ..............              459               955              2,376             2,684
                                              -----------      ------------       ------------       -----------
   Net interest income after provision
     for loan losses ...................           16,134            14,641             63,510            57,619
Total noninterest income ...............            3,173             2,991             12,742            10,249
Total noninterest expense ..............           10,173            10,490             40,973            39,410
                                              -----------      ------------       ------------       -----------
   Income before income taxes ..........            9,134             7,142             35,279            28,458
Income taxes on recurring income .......            3,254             2,416             12,276             9,671
                                              -----------      ------------       ------------       -----------
   Net income, recurring ...............            5,880             4,726             23,003            18,787
Nonrecurring gains (charges), net of tax             --              (1,650)           (13,767)              384
                                              -----------      ------------       ------------       -----------
   Net income ..........................      $     5,880      $      3,076       $      9,236       $    19,171
                                              ===========      ============       ============       ===========
Basic income per share data:
   Net income, recurring ...............      $      0.32      $       0.26       $       1.26       $      1.03
                                              ===========      ============       ============       ===========
   Net income ..........................      $      0.32      $       0.17       $       0.51       $      1.06
                                              ===========      ============       ============       ===========
   Average common equivalent shares ....       18,433,665        18,303,382         18,273,281        18,154,131
Diluted income per share data:
   Net income, recurring ...............      $      0.32      $       0.25       $       1.24       $      1.00
                                              ===========      ============       ============       ===========
   Net income ..........................      $      0.32      $       0.16       $       0.50       $      1.03
                                              ===========      ============       ============       ===========
   Average common equivalent shares ....       18,484,993        18,848,687         18,571,805        18,697,448
Cash dividends declared (1) ............      $      0.17      $       0.13       $       0.60       $      0.51
                                              ===========      ============       ============       ===========
Book value .............................      $     13.34      $      12.79       $      13.34       $     12.79
                                              ===========      ============       ============       ===========

(1) Dividends paid for the year ended December 31, 1997 excludes a special dividend of $5.00 per share paid to HFNC Financial Corp shareholders in March, 1997.

--------------------------------------------------------------------------------
First Charter Corporation and Subsidiaries
--------------------------------------------------------------------------------

Selected Average Balances
(UNAUDITED)

                                   For the Three Months Ended          For the Year Ended
                                  ----------------------------    ----------------------------
                                  December 31,    December 31,    December 31,    December 31,
                                      1998            1997            1998            1997
                                  ------------    ------------    ------------    ------------
(Dollars in thousands)

Interest earning assets ....      $1,732,133      $1,541,220      $1,687,138      $1,509,279
Interest bearing liabilities       1,467,327       1,264,976       1,411,584       1,217,549
Average assets .............       1,842,272       1,620,994       1,780,545       1,585,431
Average equity .............         247,147         243,626         250,895         256,715

Allowance for Loan Losses
(UNAUDITED)

                                       December 31,   December 31,
                                           1998           1997
                                       ------------   ------------
(Dollars in thousands)

Beginning balance  (January 1) ..      $ 15,263       $ 14,140

  Provision charged to operations         2,376          2,684
  Adjustment for merged bank ....          --              269

Charge-offs .....................        (2,737)        (2,261)
Less loan recoveries ............           652            431
                                       --------       --------
  Net loan charge-offs ..........        (2,085)        (1,830)
                                       --------       --------
Ending balance ..................      $ 15,554       $ 15,263
                                       ========       ========

Asset Quality Ratios
(UNAUDITED)

                                                         December 31,   December 31,
                                                             1998           1997
                                                         ------------   ------------
Nonaccruals to gross loans, excluding
  loans held for sale .............................           0.40%        0.49%

Net charge-offs to average loans ..................           0.15%        0.16%

Allowance for loan losses to gross loans, excluding
  loans held for sale .............................           1.10%        1.21%


Significant Operating Ratios
(UNAUDITED)

                                        December 31,    December 31,
                                            1998            1997
                                        ------------    ------------
Gross loans to total deposits .           126.67%        119.09%

Return on average assets ......             0.52%          1.21%
   excluding nonrecurring items             1.29%          1.18%

Return on average equity ......             3.68%          7.47%
   excluding nonrecurring items             9.17%          7.32%